UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2009
DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
DISH DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 12, 2009, DISH Network Corporation (NASDAQ: “DISH”) issued a press release announcing the intention of its subsidiary, DISH DBS Corporation, to offer, subject to market and other conditions, approximately $1 billion aggregate principal amount of senior notes in a private placement. The notes will only be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions in accordance with Regulation S under the Securities Act. The interest rate and other terms of the senior notes will be determined at pricing. The net proceeds of the offering are intended to be used for general corporate purposes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Certain statements incorporated herein by reference may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described. Neither DISH Network Corporation nor DISH DBS Corporation undertake any obligation to update forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release “DISH Network announces debt offering” dated August 12, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION
Date: August 12, 2009	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Press Release “DISH Network announces debt offering” dated August 12, 2009